                                                                    Exhibit 12.1

Earnings to Fixed Charges

                           Northern Trust Corporation
                    Computation of Earnings to Fixed Charges
                              (Dollars in Millions)

                                                                                                              Three Months
                                                                  Year Ended December 31,                        Ended
                                                   ------------------------------------------------------        -----
                                                     1998       1999       2000       2001       2002        March 31, 2003
                                                     ----       ----       ----       ----       ----        --------------
INCLUDING INTEREST ON DEPOSITS:
Fixed Charges
         Interest Expenses (including
              Interest on Deposits)                1,025.9    1,049.8    1,442.5    1,086.2      636.5                 133.9
         One-Third of All Rents                       11.9       12.7       14.9       17.7       20.0                   5.6
                                                   -------    -------    -------    -------    -------                 -----
                  Total Fixed Charges              1,037.8    1,062.5    1,457.4    1,103.9      656.5                 139.5
                                                   =======    =======    =======    =======    =======                 =====

INCOME:

         Income Before Income Taxes                  542.7      616.5      730.1      731.9      669.0                 138.8
         Fixed Charges                             1,037.8    1,062.5    1,457.4    1,103.9      656.5                 139.5
                                                   -------    -------    -------    -------    -------                 -----
                  Earning, as Defined              1,580.5    1,679.0    2,187.5    1,835.8    1,325.5                 278.3
                                                   =======    =======    =======    =======    =======                 =====

Ratio of Earning to Fixed Charges                     1.52       1.58       1.50       1.66       2.02                  1.99


EXCLUDING INTEREST ON DEPOSITS:
Fixed Charges

         Interest Expenses (excluding
              Interest on Deposits)                  445.5      457.9      612.2      440.3      319.6                  70.6
         One-Third of All Rents                       11.9       12.7       14.9       17.7       20.0                   5.6
                                                   -------    -------    -------    -------    -------                 -----
                  Total Fixed Charges                457.4      470.6      627.1      458.0      339.6                  76.2
                                                   =======    =======    =======    =======    =======                 =====

INCOME:
         Income Before Income Taxes                  542.7      616.5      730.1      731.9      669.0                 138.8
         Fixed Charges                               457.4      470.6      627.1      458.0      339.6                  76.2
                                                   -------    -------    -------    -------    -------                 -----
                  Earning, as Defined              1,000.1    1,087.1    1,357.2    1,189.9    1,008.6                 215.0
                                                   =======    =======    =======    =======    =======                 =====

Ratio of Earning to Fixed Charges                     2.19       2.31       2.16       2.60       2.97                  2.82

Earnings to Combined Fixed Charges and
Preferred Stock Dividend Requirements

                           Northern Trust Corporation
                    Computation of Earnings to Fixed Charges
                        And Preferred Stock Requirements
                              (Dollars in Millions)

                                                                                                               Three Months
                                                                    Year Ended December 31,                       Ended
                                                   ------------------------------------------------------         -----
                                                     1998       1999       2000       2001       2002        March 31, 2003
                                                     ----       ----       ----       ----       ----        --------------
INCLUDING INTEREST ON DEPOSITS:
Fixed Charges
         Interest Expenses (including
              Interest on Deposits)                  1,025.9    1,049.8    1,442.5    1,086.2      636.5             133.9
         One-Third of All Rents                         11.9       12.7       14.9       17.7       20.0               5.6
         Preferred Dividend Requirements                 7.6        7.4        8.6        6.1        3.3               0.6
                                                     -------    -------    -------    -------      -----             -----
                  Total Fixed Charges                1,045.4    1,069.9    1,466.0    1,110.0      659.8             140.1
                                                     =======    =======    =======    =======      =====             =====

INCOME:
         Income Before Income Taxes                    542.7      616.5      730.1      731.9      669.0             138.8
         Fixed Charges                               1,045.4    1,069.9    1,466.0    1,110.0      659.8             140.1
                                                     -------    -------    -------    -------    -------             -----
                  Earning, as Defined                1,588.1    1,686.4    2,196.1    1,841.9    1,328.8             278.9
                                                     =======    =======    =======    =======    =======             =====

Ratio of Earning to Fixed Charges                       1.52       1.58       1.50       1.66       2.01              1.99

EXCLUDING INTEREST ON DEPOSITS:
Fixed Charges
         Interest Expenses (excluding
              Interest on Deposits)                    445.5      457.9      612.2      440.3      319.6              70.6
         One-Third of All Rents                         11.9       12.7       14.9       17.7       20.0               5.6
         Preferred Dividend Requirements                 7.6        7.4        8.6        6.1        3.3               0.6
                                                       -----      -----      -----      -----      -----              ----
                  Total Fixed Charges                  465.0      478.0      635.7      464.1      342.9              76.8
                                                       =====      =====      =====      =====      =====              ====

INCOME:
         Income Before Income Taxes                    542.7      616.5      730.1      731.9      669.0             138.8
         Fixed Charges                                 465.0      478.0      635.7      464.1      342.9              76.8
                                                     -------    -------    -------    -------    -------             -----
                  Earning, as Defined                1,007.7    1,094.5    1,365.8    1,196.0    1,011.9             215.6
                                                     =======    =======    =======    =======    =======             =====

Ratio of Earning to Fixed Charges                       2.17       2.29       2.15       2.58       2.95              2.81